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                                                                    EXHIBIT 4.2

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT ("COMMON STOCK") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR ANY STATE SECURITIES LAW. THESE WARRANTS AND THE COMMON STOCK ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S ("REGULATION S") PROMULGATED UNDER THE ACT. NEITHER THE WARRANTS NOR COMMON STOCK MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S) DURING THE RESTRICTED PERIOD, AND THEREAFTER ONLY IF THESE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES OR TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.


WARRANT CERTIFICATE                         ____ COMMON STOCK PURCHASE WARRANTS

                             U.S. TECHNOLOGIES INC.

                         COMMON STOCK PURCHASE WARRANTS

                 (These Warrants will be void if not exercised
                   by the Termination Date specified below.)


         1. Warrants. Subject to the terms and conditions hereof, this certifies that __________ with an address of __________ , is the owner of Common Stock Purchase Warrants (the "Warrants") of U.S. Technologies Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder hereof to purchase from the Company at any time prior to 6:00 p.m., Atlanta, Georgia time on December , 2003 (the "Termination Date"), one fully paid and non-assessable share of the Company's Common Stock, par value $.02 per share (the "Common Stock"), subject to adjustment as provided in Section 7 hereof.

         2. Exercise Price. The Warrants shall be exercised by delivery to the Company (prior to the Termination Date) of the exercise price for each share of Common Stock being purchased hereunder (the "Exercise Price"), this Certificate, the written certification or written opinion described in paragraph 3.a., and the completed Election To Purchase Form which is attached hereto. The Exercise Price shall be US $1.00 per share of Common Stock. The Exercise Price shall be subject to adjustment as provided in Section 7 hereof. The Exercise Price is payable either in cash or by certified check or bank draft payable to the order of the Company.


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         3.       Exercise.

                  a. Prior to exercising a Warrant, the holder of this Warrant Certificate is required to give a written certification that such holder is not a U.S. Person as that term is defined in Rule 902(o) of Regulation S (a copy of which is attached hereto as Exhibit "A"), and the Warrant is not being exercised on behalf of a U.S. Person, or a written opinion of counsel, in form and substance satisfactory to the Company, to the effect that the Warrant and the Common Stock delivered upon exercise thereof have been registered under the Act or are exempt from registration thereunder.

                  b. Upon the surrender of this Certificate, provision of the written certification or written opinion described in paragraph 3.a., and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of this Warrant and in such name or names as the registered holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of any Warrant. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Common Stock on and as of the date of the delivery to the Company of this Certificate and payment of the Exercise Price as aforesaid. If, however, at the date of surrender of this Certificate, provision of the written certification or written opinion described in paragraph 3.a., and payment of such Exercise Price, the transfer books for the Common Stock purchasable upon the exercise of any Warrant shall be closed, the certificates for the Common Stock in respect to which any such Warrant are then exercised shall be issued and the owner of such Common Stock shall become a record owner of such Common Stock on and as of the next date on which such books shall be opened, and until such date the Company shall be under no duty to deliver any certificate for such Common Stock.

                  c. The holder hereof acknowledges that the Company will implement procedures to ensure that the Warrant may not be exercised within the United States and that the Common Stock delivered upon exercise thereof may not be delivered within the United States, other than in connection with "Offshore Transactions" as defined in Rule 902(i) of Regulation S, unless registered under the Act or an exemption from such registration is available.

                  d. It is the intent of holder hereof that upon the exercise of this Warrant, the issuance of the Shares would be pursuant to Regulation S. If on the date of exercise the issuance of the Shares by the Company to the holder would have qualified under Regulation S as in effect on the date hereof but does not qualify on such exercise date because of an amendment to Regulation S promulgated after the date hereof, the Company shall use its best efforts to register the Shares under the Act for resale by the holder, unless with the good faith cooperation of holder the Shares may be issued to the holder in a transaction exempt from registration (e.g., pursuant to Section 4(2), Section 4(6), Regulation D). Such registration shall be at the cost and expense of the Company.


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         4.         Partial Exercise. The rights of purchase represented by the
Warrants shall be exercisable, at the election of the registered holder hereof, either as an entirety, or from time to time for any part of the Common Stock specified herein and, in the event that the Warrants are exercised with respect to less than all of the Common Stock specified herein at any time prior to the Termination Date, a new Certificate will be issued to such registered holder for the remaining number of Warrants not so exercised.

         5. Termination Date. All of the Warrants must be exercised in accordance with the terms hereof prior to the Termination Date. At and after the Termination Date any and all unexercised rights hereunder shall become null and void and all such unexercised Warrants shall without any action on behalf of the Company become null and void.

         6. Lost, Mutilated Certificate. In case this Common Stock Purchase Warrant Certificate shall become mutilated, lost, stolen or destroyed, the Company shall issue in exchange and substitution for and upon cancellation of the mutilated certificate, or in lieu of and in substitution for the Certificate lost, stolen, or destroyed, a new Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such certificate and indemnity, if requested, also satisfactory to the Company.

         7.         Adjustments. Subject and pursuant to the provisions of this
Section 7, the Exercise Price and number of shares of Common Stock subject to the Warrants shall be subject to adjustment from time to time only as set forth hereinafter:

                    a. In case the Company shall declare a Common Stock dividend on the Common Stock, then the Exercise Price shall be proportionately decreased as of the close of business on the date of record of said Common Stock dividend in proportion to such increase of outstanding shares of Common Stock.

                    b. If the Company shall at any time subdivide its outstanding Common Stock by recapitalization, reclassification or split-up thereof, the Exercise Price immediately prior to such subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification, or combination thereof, the Exercise Price immediately prior to such combination shall be proportionately increased. Any such adjustment to the Exercise Price shall become effective at the close of business on the record date for such subdivision or combination. The Exercise Price shall be proportionately increased or decreased, as the case may be, in proportion to such increase or decrease, as the case may be, of outstanding shares of Common Stock.

                    c. Upon any adjustment of the Exercise Price as hereinabove provided, the number of shares of Common Stock issuable upon exercise of the Warrants remaining unexercised immediately prior to any such adjustment, shall be changed to the number of shares determined by dividing (i) the appropriate Exercise Price payable for the purchase of all shares of Common Stock issuable upon exercise of all of the Warrants remaining unexercised


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immediately prior to such adjustment by (ii) the Exercise Price per share of
Common Stock in effect immediately after such adjustment. Pursuant to this formula, the total sum payable to the Company upon the exercise of the Warrants remaining unexercised immediately prior to such adjustment shall remain constant.

                  d. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, person, or entity, or the sale of all or substantially all of its assets to another corporation, person, or entity, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash, property, or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Company or such successor or purchasing corporation, person, or entity, as the case may be, shall agree that the registered holder of the Warrants shall have the right thereafter and until the Termination Date to exercise such Warrants for the kind and amount of stock, securities, cash, property, or assets receivable upon such reorganization, reclassification, consolidation, merger, or sale by a holder of the number of shares of Common Stock for the purchase of which such Warrants might have been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale, subject to such subsequent adjustments which shall be equivalent or nearly equivalent as may be practicable to the adjustments provided for in this Section 7.

                  e. Whenever the Exercise Price and number of shares of Common Stock subject to this Warrant Certificate is adjusted as herein provided, the Company shall promptly mail to the registered holder of this Warrant Certificate a statement signed by an officer of the Company setting forth the adjusted Exercise Price and the number of shares of Common Stock subject to this Warrant Certificate, determined as so provided.

                  f. This form of Certificate need not be changed because of any adjustment which is required pursuant to this Section 7. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of this Certificate that the Company may deem appropriate and that does not affect the substance hereof; and any Certificate thereafter issued, whether in exchange or substitution for this Certificate or otherwise, may be in the form as so changed.

         8.       Reservation.

                  a. There has been reserved, and the Company shall at all times keep reserved out of the authorized and unissued shares of Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the right of purchase represented by the Warrants. The Company agrees that all shares of Common Stock issued upon exercise of the Warrants shall be, at the time of delivery of the Certificates for such Common Stock, validly issued and outstanding, fully paid and non-assessable.

                  b. Notwithstanding Subparagraph 8.a or 8.c hereof, if there shall at the time of any exercise of this Warrant not be sufficient authorized shares of Common Stock to provide


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for such exercise of this Warrant, the Company shall upon receipt of appropriate instructions from the holder of this Warrant issue to the holder of this Warrant that number of shares of Common Stock as determined by the following formula:

Number of Shares Issuable = (Bid Price - Exercise Price) x Number of Warrants Exercised/Bid Price

For purposes of the above formula, the "Bid Price" shall mean the average closing bid price for the Common Stock on the market as reported by the OTC Bulletin Board (or other trading market, if applicable) for the fifteen (15) trading days immediately prior to the date of exercise of this Warrant.

         In connection with such issuance by the Company, no exercise price shall be payable by the holder of this Warrant and notwithstanding anything else contained herein, this Warrant shall be deemed to have been exercised in full and shall be null and void upon issuance of such shares of Common Stock.

         Therefore, by way of example, if the holder exercises one Warrant and if the Company does not then have sufficient authorized shares of Common Stock available, and if the Bid Price is $2.00, the Company would issue 1.00 share of Common Stock to the holder of the Warrant in full satisfaction of the Warrant at no cost to the holder.

                  c. Notwithstanding Subparagraph 8.a or 8.b hereof, if there shall at the time of any exercise of this Warrant not be sufficient authorized shares of Common Stock to provide for such exercise of this Warrant, the Company shall upon receipt of appropriate instructions from the holder of this Warrant, immediately take such corporate action as may be necessary to increase its authorized but unissued Shares to such number of shares as shall be sufficient for such exercise.

         9. Fractional Shares. The Company shall not issue any fractional shares of Common Stock pursuant to any exercise of any Warrant and shall pay cash to the holder of any Warrant in lieu of any such fractional shares.

         10. No Right. The holder of any Warrants shall not be entitled to any of the rights of a shareholder of the Company prior to the date of issuance of the Common Stock by the Company pursuant to an exercise of any Warrant.

         11. Securities Laws. As a condition to the issuance of any Common Stock pursuant to the Warrants, the holder of such Common Stock shall execute and deliver such representations, warranties, and covenants, that may be required by applicable federal and state securities law, or that the Company determines is reasonably necessary in connection with the issuance of such Common Stock. In addition, the certificates representing the Common Stock shall contain such legends, or restrictive legends, or shall be subject to such stop transfer instructions, as shall be


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required by applicable Federal or state securities laws including Regulation S or as shall be reasonably required by the Company or its transfer agent.

         12. Applicable Law. The Warrants and this Certificate shall be deemed to be a contract made under the laws of the United States and the State of Delaware and for all purposes shall be construed in accordance with the laws thereof regardless of its choice of law rules.

         IN WITNESS WHEREOF, U.S. Technologies Inc., has executed and delivered this Warrant Certificate as of the date written below.

                                                    U.S. TECHNOLOGIES INC.



                                                    By:
                                                          ---------------------
                                                    Title:
                                                          ---------------------

Dated: January  , 1998
              --


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                                   Exhibit A

                                  REGULATION S

               RULES GOVERNING OFFERS AND SALES MADE OUTSIDE THE
                    UNITED STATES WITHOUT REGISTRATION UNDER
                           THE SECURITIES ACT OF 1933


Rule 902.         Definitions.

                  As used in Regulation S, the following terms shall have the meanings indicated.

                                     * * *

         (o)      U.S. Person.

                  (1)    "U.S. person" means:

                                (i)    any natural person resident in the
                         United States;

                                (ii) any partnership or corporation organized or incorporated under the laws of the United States;

                                (iii)  any estate of which any executor or
                         administrator is a U.S. person;

                                (iv) any trust of which any trustee is a U.S. person;

                                (v) any agency or branch of a foreign entity located in the United States.

                                (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

                                (vii)  any discretionary account or similar
                         account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

                                (viii) any partnership or corporation if:



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                                              (A) organized or incorporated
                                    under the laws of any foreign jurisdiction;
                                    and

                                              (B) formed by a U.S. person
                                    principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Act (ss. 230.501(a) of this chapter) who are not natural persons, estates or trusts.

                           (2) Notwithstanding paragraph (o)(1) of this Section, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a "U.S. person."

                           (3) Notwithstanding paragraph (o)(1) of this Section, any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

                                   (i)   an executor or administrator of the
                           estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

                                   (ii)  the estate is governed by foreign law.

                           (4) Notwithstanding paragraph (o)(1) of this Section, any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

                           (5) Notwithstanding paragraph (o)(1) of this Section, an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

                           (6) Notwithstanding paragraph (o)(1) of this Section, any agency or branch of a U.S. person located outside the United States shall not be deemed a "U.S. person" if:.

                                   (i)  the agency or branch operates for valid
                  business reasons; and

                                   (ii) the agency or branch is engaged in the
                  business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.


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                           (7)     The International Monetary Fund, the
                  International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed "U.S. persons."



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U.S. TECHNOLOGIES INC.
3901 Roswell Road, Suite 300
Marietta, Georgia  30062
Attn:  Kenneth H. Smith
       President and Chief Executive Officer



                              ELECTION TO PURCHASE

                  The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant Certificate of the Company. The undersigned desires to purchase shares of Common Stock provided for therein and tenders herewith full payment of the Exercise Price for the shares of Common Stock being purchased, all in accordance with the Certificate. The undersigned requests that a Certificate representing such shares of Common Stock shall be issued to and registered in the name of, and delivered to, the undersigned at the following address:________________________________________.
If said number of shares of Common Stock shall not be all the shares purchasable under the Certificate, then a new Common Stock Purchase Warrant Certificate for the balance remaining of the shares of Common Stock purchasable shall be issued to and registered in the name of, and delivered to, the undersigned at the address set forth above.




Dated:                                 Signature:
      ----------------------                     -----------------------------


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